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                                MUTUAL FUND GROUP



                     AMENDMENT NO. 4 TO DECLARATION OF TRUST
                                  Amendment and
                  Second Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                               DATED MAY 20, 2002




     Pursuant to Section 6.9 of the Declaration of Trust, dated May 11, 1987 as amended and restated (the "Declaration of Trust"), of the Mutual Fund Group (the "Trust"), the Trustees of the Trust hereby amend and restate the Establishment and Designation of Series of Shares appended to the Declaration of Trust to establish and to designate one additional series of Shares and to:



1.   Change the name of the following Fund:


JPMorgan Fleming Pacific Region Fund    to    JPMorgan Fleming Asia Equity Fund*

         *Effective June 28, 2002


2. The Designation of Series is being amended and restated in its entirety as follows:

 JPMorgan Capital Growth Fund                         JPMorgan Small Cap Equity Fund
 JPMorgan Fleming European Fund                       JPMorgan H&Q Technology Fund
 JPMorgan Focus Fund                                  JPMorgan Fleming Tax Aware
                                                      International Opportunities
 JPMorgan Growth and Income Fund                      JPMorgan Fleming Asia Equity Fund
 JPMorgan Fleming International Growth Fund           JPMorgan Select Growth and Income Fund
 JPMorgan Fleming Japan Fund                          JPMorgan U.S. Treasury Income Fund
 JPMorgan Short Term Bond Fund II                     JPMorgan Strategic Income Fund
 JPMorgan Dynamic Small Cap Fund                      JPMorgan Fleming International Small
                                                      Cap Fund





3. Each series shall be authorized to invest in cash, securities, instruments, and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such series. Each share of each of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its PRO RATA share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

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4.      Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such series as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.



5. The assets and liabilities of the Trust shall be allocated among these series as set forth in Section 6.9 of the Declaration of Trust.



6. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series.


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     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.





-------------------------------
William J. Armstrong




-------------------------------
Roland R. Eppley, Jr.




-------------------------------
Ann Maynard Gray




-------------------------------
Matthew Healy




-------------------------------
Fergus Reid, III




-------------------------------
James J. Schonbachler




-------------------------------
Leonard M. Spalding




-------------------------------
H. Richard Vartabedian